UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2020

INTERPRIVATE ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39204	84-3080757
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 Avenue of the Americas

New York, NY 10019

(Address of Principal Executive Offices) (Zip Code)

(212) 647-0166

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock and one-half of one redeemable warrant	IPV.U	The New York Stock Exchange
Common stock, par value $0.0001 per share	IPV	The New York Stock Exchange
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	IPV WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2020, the Board of Directors (“Board”) of InterPrivate Acquisition Corp. (the “Company”) appointed Matthew Luckett to fill a vacancy on the Board. Mr. Luckett will also serve on the Board’s Audit Committee. Mr. Luckett is deemed an “independent director” under the New York Stock Exchange (“NYSE”) listing rules, which is defined generally as a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Matthew Luckett, 48 years old, is a seasoned alternative investor, with direct experience in hedge funds, venture capital, private equity and real estate. Since 2015, he has been the Managing Partner of ALBA Holdings, through which he directs his family office, and is focused on direct and fund investments across all asset classes. In addition, Mr. Luckett is the co-founder and a General Partner of Lampros Capital, an investment firm founded in 2016 that specializes in technology-enabled alternative private credit. Mr. Luckett serves on the investment committee for Global Customised Wealth LLP, a London-based ultra-high net worth wealth management firm, where he focuses on direct and co-investment opportunities. From 2004 to 2014, Mr. Luckett was with Balestra Capital, LTD, a global macro investment firm, most recently as a General Partner. He was previously a Co-Portfolio Manager of Balestra Capital Partners (BCP), the firm’s global macro hedge fund and served on the investment committee of Balestra Spectrum Partners (BSP), the firm’s fund of funds. Mr. Luckett was also the managing partner of the firm’s Management Committee and was responsible for portfolio strategy, macro-economic research and idea generation and portfolio risk supervision for Balestra Capital Partners. During his tenure, Balestra was ranked as one of the best performing macro funds in the world by HFRI. Prior to Balestra Capital, Mr. Luckett was a Principal and Senior Equity Research Analyst at SoundView Technology Group (NASDAQ: SNDV), where he was responsible for research coverage of software, Internet and business services companies. In 2000, he was named to the Wall Street Journal’s “Best on the Street” research analyst team. Mr. Luckett began his career as an industry analyst at Gartner Group. Mr. Luckett was a George F. Baker Scholar at Georgetown University where he graduated with honors. He holds a Bachelor of Arts degree in American Studies with a minor in Japanese. He currently serves on the board of the Georgetown Scholars Program (targeting first-generation college students) and has previously served on the Georgetown College Board of Advisors and on the Board of Trustees for the Baker Scholarship.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2020	INTERPRIVATE ACQUISITION CORP.

	By:	/s/ Ahmed M. Fattouh
Name: Ahmed M. Fattouh Title: Chairman and Chief Executive Officer

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